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                                                                    Exhibit 99.1


                       WESTERN MICRO TECHNOLOGY ACQUIRES
                STAR MANAGEMENT SERVICES DISTRIBUTION BUSINESS

CAMPBELL, CALIFORNIA, OCTOBER 1, 1997 -- Effective September 30th, 1997, Western Micro Technology, Inc. (Nasdaq National Market - WSTM), a leading midrange systems distributor, announced it has completed the acquisition of Star Management Services' distribution business.

Under the terms of the merger agreement, as amended, which was originally announced on June 4th of this year, the primary shareholders of Star Management Services received $38,912,000 in cash at closing combined with 460,000 shares of Western Micro common stock. Additional payments of $3,675,000 are to be paid on the first and the second anniversaries of the closing. An additional $5M is to be paid based on achieving certain performance goals set by Western Micro management.

Upon closing, the Company's new wholly owned subsidiary will be renamed Business Partner Solutions-TM-. The Company will combine its existing IBM Business Unit with the acquired distribution arm of Star Management Services. The melding of the two companies creates an organization of approximately 200 employees. Business Partner Solutions will focus its sales and support efforts on products and solutions for the IBM AS/400-R- and IBM RS/6000-TM-midrange server market. It will also continue to offer financing, marketing, integration, logistical, and technical support services to its IBM customers. Joe Mertens will be the President and CEO of the subsidiary, which will be headquartered in San Antonio, TX, and will be reporting to Scott Munro.

"We are very pleased the merger has been completed," said Scott Munro, President and CEO of Western Micro. "Although the process took us longer to complete than expected, by bringing the two organizations together we will represent one of IBM's largest and most significant distributors in the country. Additionally, we will have the ability to leverage each other's strengths and provide our IBM customers with a comprehensive list of services to enhance their business. Our plans are to make the creation of Business Partner Solutions seamless to our customer base, while continuing to provide them with the highest level of service they're accustomed to receiving from us."

Both Western Micro and Star are IBM Premier Business Partners. This status, granted by IBM, signifies the highest level of quality, customer satisfaction, and overall excellence in revenue performance and business results. In addition, Western Micro was awarded certification in the IBM Authorized Assembler Program
(AAP) for the IBM RS/6000 UNIX workstations and entry level servers earlier in the year. Light manufacturing of the IBM RS/6000 will continue to be performed in Western Micro's certified Technical Integration Center located in Fremont, CA. During August of this year, Western Micro Technology reincorporated in the state of Delaware.

Western Micro Technology is an innovative, value-added distributor providing solutions, sales and services to VARs, System Integrators and OEMs. Western Micro excels as the distributor of choice of the sophisticated, high-level resellers who insist on working with the best
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products supported by top-notch technical and marketing professionals. Leading manufacturers such as IBM, NCR, Data General, Unisys and SCO have established strong business relationships with Western Micro. In turn, Western Micro provides its customers with the dedicated sales, marketing, financial and technical capabilities necessary to support these world class product lines. For further information, visit our web site at www.westernmicro.com.

When used in this disclosure, the words "estimate", "project", "intend", "expect" and similar expressions are used to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of certain of such risks, see "Factors Affecting Future Results" contained within the Company's documents filed quarterly with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof.

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FOR MORE INFORMATION CONTACT:
Sandra M. Salah
Vice President, Corporate Relations
Western Micro Technology, Inc.
408-341-4712
ssalah@westernmicro.com



Western Micro Technology, Western Micro, and the Western Micro logo are registered trademarks of Western Micro Technology, Inc. All other company and/or product names are respective property of their prospective holders and should be treated as such.